Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO WARRANT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of October 25, 2019 by and between McDermott International, Inc., a corporation organized under the laws of the Republic of Panama, and Computershare Inc. a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”) and constitutes an amendment to that certain Warrant Agreement, dated as of November 29, 2018 (the “Existing Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 8.04 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the registered holders of the majority of the then outstanding Warrants;

WHEREAS, the Holders signatory hereto own of record all of the issued and outstanding Warrants; and

WHEREAS, the parties hereto desire to amend the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

ARTICLE I

AMENDMENTS

Section 1.01    Amendment of Existing Warrant Agreement.

(a)    The Existing Warrant Agreement is hereby amended by deleting and replacing Section 4.01(a) with the following:

(a) Subject to the terms of this Amendment, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the earlier of (i) any Change of Control (as defined in the Certificate of Designation) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (ii) opening of business on October 25, 2019 and until 5:00 p.m., New York City time, on November 29, 2028 (the “Expiration Time”), and shall entitle the Holder thereof to receive Warrant Shares from the Company. No adjustments as to dividends will be made upon exercise of the Warrants. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Amendment shall cease as of such time. The Company shall notify the Warrant Agent in writing upon the occurrence of either of the events described in this Section 4.01(a)(i), and until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that neither of the events described in this Section 4.01(a)(i) has occurred.

(b)    The Existing Warrant Agreement is hereby amended by deleting and replacing Section 8.04(g) with the following:

(g) If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver shall not be affected by any failure to annotate or exchange Warrants in this fashion.

ARTICLE II

MISCELLANEOUS

Section 2.01    Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Except as expressly amended by the terms of this Amendment, the Warrant Agreement shall remain in full force and effect, and nothing herein shall be deemed to constitute a waiver of any provision of the Warrant Agreement.

Section 2.02    Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company, the Warrant Agent and each Holder of a Warrant each hereby irrevocably and unconditionally:

(a)    submits for itself in any legal action or proceeding relating solely to this Amendment or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America;

(b)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.02 of the Warrant Agreement or at such other address of which the other party shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable law;

(f)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Amendment, to the extent permitted by applicable law; and

(g)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AMENDMENT.

Section 2.03    Severability. In case any provision in this Amendment is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 2.04    Headings. The headings of the Articles and Sections of this Amendment have been inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 2.05    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signatures follow on next page]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE INC., and COMPUTERSHARE TRUST COMPANY, N.A

collectively, as Warrant Agent

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

Accepted, agreed and consented to:

WEST STREET CAPITAL PARTNERS VII OFFSHORE INVESTMENTS, L.P.,

by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII – PARALLEL B, L.P.

by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

Signature Page to Amendment No. 1 to Warrant Agreement

WEST STREET CAPITAL PARTNERS VII B, L.P.

by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

APICORP MANAGED ACCOUNT INVESTMENT VEHICLE, L.P.

by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

Signature Page to Amendment No. 1 to Warrant Agreement